EXHIBIT 32

Certification of the Chief Executive Officer and
the Acting Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of International Lottery & Totalizator Systems, Inc. (the “Company”) hereby certifies that:

(i)   the Quarterly Report on Form 10-Q of the Company for the period ended October 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 14, 2011	/s/	Jeffrey M. Johnson
Jeffrey M. Johnson
President/Acting Chief Financial Officer